UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	1-13232 (Commission File Number)	84-1259577 (I.R.S. Employer Identification No.)

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-24497 (Commission File Number)	84-1275621 (I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET SUITE 1100, DENVER, CO (Address of principal executive offices)		80237 (Zip Code)

Registrant's telephone number, including area code: (303) 757-8101

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 31, 2017, in connection with the adoption of changes to the 2015 Stock Award and Incentive Plan (the “Plan”) of Apartment Investment and Management Company (the “Company”) described in this report, AIMCO-GP, Inc. (the “General Partner”), a wholly owned subsidiary of the Company and the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into the Tenth Amendment (the “Tenth Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 29, 1994 and amended and restated as of February 28, 2007 (the “Operating Partnership Agreement”). The description of the Tenth Amendment is set forth in this report under “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.” and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
On January 31, 2017, the Board of Directors (the “Board”) of the Company approved the amendment and restatement of the Plan to provide for awards of LTIP Units of the Operating Partnership. In conjunction with this change to the Plan, the Tenth Amendment was entered into to provide for the issuance of those LTIP Units that may be awarded under the Plan. In addition, on January 31, 2017, the Board approved forms of performance-based vesting and time-based vesting LTIP Unit award agreements for use in connection with the issuance of LTIP Unit awards under the Plan.
Under the Plan (as amended and restated January 31, 2017), the Compensation and Human Resources Committee (the “Committee”) of the Board is authorized to grant LTIP Units to Plan participants (each a “Participant”) in such amounts and subject to such terms and conditions as may be selected by the Committee; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Operating Partnership (a) in the Participant’s capacity as a partner of the Operating Partnership, (b) in anticipation of the Participant becoming a partner of the Operating Partnership, or (c) as otherwise determined by the Committee, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Internal Revenue Code. The Committee will specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. In addition to any terms and conditions that are specified by the Committee, the LTIP Units shall be subject to the terms and conditions of the Operating Partnership Agreement and such other restrictions, including restrictions on transferability (including by redemption or conversion), as the Committee may impose.
The Tenth Amendment amends the Operating Partnership Agreement to establish and set forth the terms of the new class of Partnership Interests designated as LTIP Units, as well as to make conforming changes. The terms of the LTIP Units are specified in new Exhibit BB to the Operating Partnership Agreement, which addresses, among other things, issuance, vesting and forfeiture, allocations, distributions, redemption, conversion to Operating Partnership Common Units, adjustments, status of reacquired LTIP Units, voting, restrictions on transfer and certain tax matters with respect to the LTIP Units.
The description of the Tenth Amendment set forth herein is qualified in its entirety by reference to the full text of the Tenth Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
The description of the Plan (as amended and restated January 31, 2017) set forth herein is qualified in its entirety by reference to the full text of the Plan (as amended and restated January 31, 2017), which is filed as Exhibit 10.2 to this report and is incorporated herein by reference
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Tenth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of January 31, 2017
10.2	Apartment Investment and Management Company 2015 Stock Award and Incentive Plan (as amended and restated January 31, 2017)*
10.3	Form of LTIP Unit Agreement under 2015 Stock Award and Incentive Plan*
10.4	Form of Performance Vesting LTIP Unit Agreement under 2015 Stock Award and Incentive Plan*
*    Management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

Date: February 2, 2017	By: /s/ Paul Beldin Name: Paul Beldin Title: Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc.,
Its General Partner

Date: February 2, 2017	By: /s/ Paul Beldin Name: Paul Beldin Title: Executive Vice President and Chief Financial Officer